Exhibit 10.7

JOINT DEVELOPMENT AND LICENSE AGREEMENT

This Joint Development Agreement (the “Agreement”) entered into as of the 8th day of February, 2010 (the “Effective Date”) is by and between Amedica Corporation, a Delaware corporation with a principal place of business at 1885 West 2100 South, Salt Lake, City, Utah 84119 (“Amedica”) and Orthopaedic Synergy, Inc., a Delaware corporation with a principal place of business at 50 O’Connell Way #10, East Taunton, MA 02718 (“OSI”). Amedica and OSI are each referred to herein as a “Party” and collectively as “Parties”.

WHEREAS, Amedica develops, manufacturers, markets, and sells implantable medical devices and related products and instrumentation for the treatment of spinal and joint diseases, disorders, and injuries (the “Amedica Products”);

WHEREAS, certain of the Amedica Products are manufactured utilizing a material known as Silicon Nitride (“SiN”) which material in known to have particularly unique properties with respect to strength, wear, and bone ingrowth;

WHEREAS, OSI manufacturers, markets, and sells implantable medical devices, including total hip and knee systems and related instrumentation;

WHEREAS, OSI is interested in utilizing certain of Amedica’s technology, including without limitation SiN, to develop new implantable orthopedic products as more fully described herein, which products would also use existing OSI technology;

WHEREAS, Amedica is interested in collaborating with OSI as more fully set out herein to develop products utilizing Amedica’s SiN technology, which products will be owned and distributed as provided in this Agreement; and

WHEREAS, contemporaneously with the negotiation and execution of this Agreement, the Parties are negotiating the terms and conditions of a distribution agreement the subject of which is ex-US distribution of products utilizing OSI’s Highly Cross-Linked Polyethylene and Amedica’s SiN femoral head technology (the “Distribution Agreement”).

NOW THEREFORE, for the consideration contained herein, the receipt and sufficiency of which is acknowledged by both Parties, Amedica and OSI agree to jointly develop the Products as that term is defined herein and to carry out various other activities related to the Products, as more fully set out herein, pursuant to the following terms and conditions:

ARTICLE I

JOINT DEVELOPMENT PRODUCTS AND RESPONSBILITIES

1.1 Products. The following products are to be jointly developed by Amedica and OSI pursuant to the terms and conditions contained herein (collectively, “the Products”):

1.1.1	SiN [***] utilizing Amedica’s [***] and [***] and [***] (the “SiN Hip System”);

1.1.2	SiN [***], which shall include all [***]including without limitation a [***], utilizing [***] (collectively, the “Total Knee Components”):

1.1.3	SiN [***] (the “SiN Spacer”); and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.14	A unicondylar knee system utilizing Amedica’s SiN femoral component and/or tibial component and various [***] (the “SiN Uni Knee”).

1.2 Development of SiN Components. Amedica shall be responsible for the manufacture of all SiN components listed above and shall be obligated as any manufacturer of record with respect to such components.

1.3 Development of the Non-SiN Components. [***] shall be responsible for the manufacture of all non-SiN components listed above and shall be obligated as any manufacturer of record with respect to such components.

1.4 Access to Technology. Each Party shall be required to contribute certain of its own technology as set out above, including without limitation [***], as well as [***] products (collectively, the “Technology”) to the joint development projects outlined above. Accordingly, each Party agrees to ensure that all [***] access to and/or utilization of the other Party’s Technology is made available upon [***] of a Party in order to carry out the activities contemplated by this Agreement.

1.5 U.S. Clinical Trial

1.5.1 Pre-Market Approval. The Parties acknowledge that the SiN Hip System will require Pre-Market Approval (a “PMA”) as that term is defined by the U.S. Food & Drug Administration (the “FDA”). The Parties represent to each other [***] the duties and responsibilities contained in this Section 1.5 in order to secure a PMA for the SiN Hip System.

1.5.2 Joint Ownership of SiN Hip System PMA. Once the PMA for the SiN Hip System is granted by the FDA, Amedica and OSI shall [***] such PMA and will with respect to the PMA. Notwithstanding the foregoing, OSI shall [***] the SiN technology contained in the SiN Hip and Knee Systems made the subject of the PMA and [***] such technology in connection with [***] of the SiN Hip System.

1.5.3 Reimbursement. The Parties shall work together to ensure that products made the subject of the clinical trial will be reimbursable by applicable third party payors, including without limitation the Center for Medicare and Medicaid Services (“CMS”), and shall undertake all necessary actions to obtain such reimbursement.

1.5.4 Clinical Trial Protocol. OSI agrees to draft and be bound by a clinical trial protocol which protocol shall set forth all particulars of the trial, including without limitation the duties required of OSI in connection with the clinical trial (the “Protocol”). OSI shall ensure that the Protocol is consistent and complies with all applicable FDA rules and regulations for trials such as the one contemplated herein and shall abide by the Protocol without deviation when conducting the trial. The Protocol shall be reviewed and approved by Amedica.

1.5.5 Clinical Trial Costs. OSI shall be responsible for [***] associated with the clinical trial contemplated by this Section 1.5 and shall enter into all necessary agreements with third parties, including without limitation investigators, monitors, and clinical sites, as needed to carry out the Protocol requirements.

1.6 Ex-US Markets. The Parties agree to work closely together in an effort to market and sell certain Products [***]. With respect to those components which are CE Marked or otherwise cleared for sale in other jurisdictions as of the Effective Date, or which will be so cleared during the term of this Agreement, the Parties agree to [***]for marketing and sale of the Products, and to take all necessary steps [***] as soon as practicable.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE II

OBLIGATIONS OF AMEDICA

2. Obligations of Amedica. Amedica acknowledges and agrees that it shall be responsible as follows in connection with its participation in the joint development of the Products:

2.1 Amedica shall undertake all manufacturing and related quality obligations in accordance with Good Manufacturing Practices and all related laws, regulations and guidelines as they apply to manufacturers of implantable medical devices.

2.2 Amedica shall undertake and be responsible for all testing on the SiN components and shall make all test results and related data available to OSI upon request. Additionally, Amedica shall be responsible for compiling and/or interpreting all such data in connection with all regulatory approvals and related processes.

2.3 In the event that [***], as that term is defined by any regulatory or licensing body, is required for any of the Products described in the Distribution Agreement, Amedica shall [***] in the costs of same.

2.4 Amedica shall produce all necessary SiN components for the clinical trial contemplated hereunder.

ARTICLE III

OBLIGATIONS OF OSI

3. Obligations of OSI. OSI acknowledges and agrees that it shall be responsible as follows in connection with its participation in the joint development of the Products:

3.1 OSI shall undertake all manufacturing and related quality obligations in accordance with Good Manufacturing Practices and all related laws, regulations and guidelines as they apply to manufacturers of implantable medical devices.

3.2 OSI shall provide all non-SiN implants and instrumentation required for development and use of the Products.

3.3 OSI shall provide all required marketing support for the marketing and sale of the Products during the License Period, as that term is defined below.

3.4 In the event that [***], as that term is defined by any regulatory or licensing body, is required for any of the Products, such [***] shall be [***] by OSI.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE IV

CONFIDENTIAL INFORMATION

4. Confidential Information.

4.1 In order to fulfill their respective obligations pursuant to this Agreement, Amedica and OSI will necessarily have access to certain information relating to the each other which information is considered by the Party who owns it to be confidential, proprietary or otherwise not for public dissemination. Such information shall include but not be limited to organizational specifics of a Party, business and operating plans, manufacturing processes and protocols, research and development activities, sales activities, technical information, trade secrets, customer lists, and names of suppliers and other vendors (collectively, the “Confidential Information”). Each Party will hold all Confidential Information of the other Party as a fiduciary, in strict confidence and trust for the other Party’s benefit, and will not, except as expressly permitted by the Party to whom such Confidential Information belongs, at any time during the term of this Agreement or thereafter, disclose any Confidential Information, in whole or in part, to any third party, or use same for its own benefit or for the benefit of any third party without the prior written consent of a duly authorized officer of the Party to whom the Confidential Information belongs.

4.2 Confidential Information does not include:

4.2.1 any idea or information that is already in the public domain or hereafter falls within the public domain without fault on the part of the Party to whom the Confidential Information is disclosed;

4.2.2 any idea or information for which the right to use such information has been validly obtained through license or disclosure from any third party with the right to give such license or make such disclosure;

4.2.3 any idea or information that was in the possession of either Party prior to the Effective Date; or

4.2.4 any information developed independently by a Party without the use of the other Party’s Confidential Information disclosed hereunder or otherwise.

4.3 Upon request of either Party or upon expiration or termination of this Agreement, any Party so requested will promptly return all Confidential Information to the requesting Party to the extent held by a Party in written, graphic, or other tangible form, and all copies, summaries, notes and other write-ups made by that Party. The provisions of this Article IV will survive expiration or termination of this Agreement and remain in effect as long as the Confidential Information remains confidential information of either Party.

4.4 Remedy for Breach. The Parties acknowledges that any failure by either of them to comply with the provisions of this Article IV will result in irreparable and continuing injury to the Party to whom the Confidential Information belongs for which there will be no adequate remedy at law; and, in the event that either Party fails to comply with the terms and conditions contained in this Article IV, the Party whose Confidential Information has been compromised shall be entitled to seek, in addition to such other relief as may be proper, to all types of equitable relief (including, but not limited to, the issuance of any injunction or temporary restraining order) as may be necessary to cause the non-compliant Party to comply with this Article IV, and both Parties waive the securing or posting of any bond in connection with such remedy. If any action at law or in equity is brought to enforce or interpret the provisions of this Confidentiality Agreement, the prevailing Party in such action shall be entitled to reasonable attorneys’ fees, as well as all other costs and expenses incurred in securing relief hereunder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE V

LICENSING, DISTRIBUTION, AND PRICING

5.1 Licensing Rights of SiN Components. OSI shall [***] to all SiN components identified herein and used in OSI hip and knee products as contemplated herein, which license shall last in perpetuity (the “License”). Amedica agrees that for a period of [***], which time period shall begin to run for each device upon its [***] in the [***] (the “Exclusive License Period”), Amedica shall not license or otherwise market the SiN technology to any third party for use in hip and/or knee systems or components. Thereafter, Amedica may, in its sole discretion use the SiN technology for other hip and knee products in collaboration with any third party of Amedica’s choosing. The Parties agree that all OSI manufactured components remain the sole and exclusive property of OSI and Amedica has no license or other right to market or sell such components other than as contemplated in this Agreement.

5.2 Distribution. The Parties [***] and use their best efforts to market, distribute, and sell the Products in markets both in and outside of the United States. The Parties shall provide [***] to each other in the undertaking of each Party’s distribution efforts and OSI expressly agrees [***].

5.3 CE Mark. Amedica shall continue its application for a CE Mark for the femoral component and shall own such CE Mark in perpetuity once granted. OSI shall be entitled to use the CE Mark for as long as OSI markets, distributes, and sells the Products. OSI shall be responsible for the CE Mark approval for the complete hip system that will be utilized in concert with Amedica’s CE Marked femoral components.

5.4 Forecasts. OSI shall provide to Amedica [***] forecast which forecast shall be updated on a [***].

5.5 Pricing and [***]. [***] shall [***] on pricing for the Products, which pricing shall depend upon all [***] factors including without limitation [***], availability of [***], etc. To the extent that Products are sold as part of a total hip or knee system, individual component pricing shall be agreed upon [***]prior to any sale to any third Party. All such prices shall be committed to writing. The Parties expressly acknowledge and agreed that [***] under this Section 5.5 [***] SiN components included in any OSI total hip or knee systems, or any SiN components identified herein and sold separately. The Parties shall [***] the [***] amount for each Product, which amount shall equal [***] of each product less (i) [***]; (ii) [***]; (iii) commissions paid to sales personnel; and (iv) [***]. Either Party will have the right to auditall cost calculations upon reasonable notice in writing to the other Party, however in no event shall such right to audit be exercised more than once per calendar year. In the event that an audit evidences that such costs have been figured incorrectly and to the detriment of the Party requesting the audit, all monies due and owing the Party requesting the audit shall be made within [***] days of the Parties’ receipt of the written audit report, unless the report findings are disputed by either Party. In the event that such an audit shows a variance of more than [***], the Party against whom such variance is levied shall bear all reasonable costs of the audit.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1 Ability to Contract. The Parties hereby represent and warrant that neither of them is prohibited from entering into this Agreement, marketing or selling the Products, or otherwise conducting business as contemplated hereunder, whether due to any contract, commitment or obligation binding a Party hereto. Furthermore, the Parties represent and warrant to each other as follows: (i) that the execution, delivery and performance of this Agreement and compliance with its terms will not result in a breach of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

any agreement to which either Party, or any of either Party’s employees or agents, is a party; (ii) each Party is fully authorized to enter into this Agreement and duly authorized and organized to conduct business as provided herein; (iii) each Party’s entrance into and performance under this Agreement does not violate or breach its charter or corporate bylaws or any agreement or contract to which it is a party; (iv) neither Party has any legal obligations which would prevent this Agreement from being fully implemented in accordance with its terms and, furthermore, each Party has, and shall maintain, all required licenses and permits; and (v) each Party has been formed and operated and will continue to operate in compliance with all applicable federal and state laws, including, without limitation, those regulations promulgated by the Food & Drug Administration, as well as all regulatory bodies located in jurisdictions where the Parties shall do business with respect to the Products.

6.2 The Parties acknowledge and agree as follows:

6.2.1 The Parties are entering into this Agreement and any other related documents or transactions, with the intent of conducting their relationship in full compliance with all applicable laws including, but not limited to, federal, state and local Anti-Kickback statutes, Stark laws and any other applicable fraud and abuse provisions. Notwithstanding any unanticipated effect of any of the provisions herein, neither party will intentionally conduct itself under the terms of this Agreement or any related documents or transactions, in a manner which violates any such laws.

6.2.2 The Parties agree that they will comply with all applicable legal requirements relating to any protected health information (“PHI”), including, without limitation, the Health Information Portability and Accountability Act of 1996 and its rules and regulations, as amended (“HIPAA”) to the extent it is applicable.

6.2.3 The Parties represent and warrant that they: (i) will not violate or cause the other Party to violate any provision of United States law; (ii) shall comply at all times with all worldwide applicable laws, including, without limitation, those related to medical devices, advertising, warranties, environmental concerns, national security, registration of commercial representatives, and employment; (iii) shall comply with the United States Food and Drug Administration’s current Good Manufacturing Practices (or any successor quality system regulations), to the extent that the same apply to the Parties’ respective obligations under this Agreement, including, but not limited to, the following: (A) preparing and maintaining records sufficient to enable identification of the geographic location and contact information of all customers for all Products; and (B) establishing and maintaining a system for receiving, documenting, and, to the extent such Party holds the FDA clearance for the Products, investigating complaints about the Products.

ARTICLE VII

TERM AND TERMINATION

7.1 Term. The term of this Agreement shall begin upon the Effective Date and expire five (5) years thereafter (the “Term”). The Parties shall be free to mutually agree to any extension or renewal of this Agreement to the extent that same is memorialized in writing and signed by both Parties. Notwithstanding the foregoing, expiration of this Agreement pursuant to this Section 7.1 shall not affect the License granted in Article V hereof or the License Period, also indentified in Article V hereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.2 Termination. This Agreement may be terminated as follows:

7.2.1 by either Party in the event that the other Party breaches this Agreement and fails to cure such breach within thirty (30) days of its receipt of written notice from the non-breaching party adequately specifying the details of such breach;

7.2.2 either Party, by written notice to the other, may terminate this Agreement immediately if the other Party: (i) ceases or suspends its business; (ii) becomes subject to any bankruptcy or insolvency proceeding under federal or state law; (iii) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority; (iv) has wound up or liquidated its business voluntarily or otherwise; or (v) is debarred, suspended, excluded, or otherwise sanctioned with respect to any federal or state health care reimbursement program or sanctioned in connection with any of the applicable federal or state health care fraud and abuse laws; or (vi) fails to exercise its best development and/or commercialization efforts concerning this agreement; or

7.2.3 immediately by either Party if the other Party intentionally engages in wrongful acts which materially impair the goodwill or business of the Party who is terminating the Agreement hereunder or cause material damage to such Party’s property, goodwill, or business.

7.3 Surviving Provisions. The Parties expressly agree that the provisions contained in Article V regarding the License, License Period, and Revenue Sharing relative to the Products shall survive the expiration and/or earlier termination of this Agreement unless otherwise agreed by the Parties or in the event of a breach of this Agreement by either Party.

ARTICLE VIII

INDEMNIFICATION

8.1 By Amedica. To the extent not otherwise covered by insurance, Amedica shall defend, indemnify and hold harmless OSI from and against any liabilities, losses, damages, costs and expenses (including reasonable attorney fees and other costs and expenses) arising out of any claim or action brought against the OSI alleging that any of the Products manufactured by Amedica and made the subject of this Agreement infringe any United States patent, copyright, trademark or trade secret under United States law, provided that, OSI promptly notifies Amedica in writing of such claim, if it becomes aware of such claim, and allows Amedica to control, and reasonably cooperates with Amedica in, the defense of any such claim or action and any settlement negotiations related thereto. Notwithstanding the above, OSI shall have no liability for any settlement or compromise made without its express written consent, which consent shall not be unreasonably withheld. In the event of a claimed infringement, Amedica reserves the right to do any of the following: replace the Product with a non-infringing product or a product of equivalent functionality; modify the Product to make it non-infringing; procure for the Parties hereto the right to continue using said Product; or remove the Product from its inclusion in the activities contemplated hereunder. The foregoing constitutes Amedica’s entire liability in the event of any claim of intellectual property infringement.

8.2 By OSI. To the extent not otherwise covered by insurance, OSI shall defend, indemnify and hold harmless Amedica from and against any liabilities, losses, damages, costs and expenses (including reasonable attorney fees and other costs and expenses) arising out of any claim or action brought against the Amedica alleging that any of the [***]. Notwithstanding the above, Amedica shall have no liability for any settlement or compromise made without its express written consent, which consent shall not be unreasonably withheld. In the event of a claimed infringement, OSI reserves the right to do any of the following: replace the Product with a non-infringing product or a product of equivalent functionality; modify the Product to make it non-infringing; procure for the Parties hereto the right to continue using said Product; or remove the Product from its inclusion in the activities contemplated hereunder. The foregoing constitutes OSI’S entire liability in the event of any claim of intellectual property infringement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.3 Indemnification [***]. The Parties each agree that in the event of any suit, claim, or action brought against a Party [***], the Party whose [***] is alleged to [***] shall indemnify, defend, and hold harmless the other Party, provided that the Party seeking indemnification gives prompt written notice of such suit, claim, or action to the other Party. Notwithstanding the foregoing, failure to provide notice as set out in this Section 8.3 shall not serve to relieve the indemnifying Party of their obligations hereunder unless such failure to give notice substantially prejudiced the indemnifying Party with respect to its ability to defend against such suit, claim, or action.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9. Miscellaneous Provisions.

9.1 Entire Agreement; Modification and Amendment. This Agreement, along with any attachments, or exhibits hereto, contains the entire agreement between the Parties with respect to the subject matter hereof and it expressly supersedes any and all other agreements, whether written or oral. No waiver, alteration or modification of any of the terms and/or conditions contained in this Agreement will be binding unless in writing and signed by authorized representatives of both Parties.

9.2 Notice. Any notice or communication required or permitted to be given under this Agreement shall be in writing and shall be served on the Parties at the address of the recipient Party provided above or to such other address as any Party may by written notice designate pursuant to this Section 9.2. Any notice or communication required, permitted or desired to be given by any provision of this Agreement shall be sent either (i) by prepaid certified or registered mail, return receipt requested, in which case notice shall be deemed received three business days after deposit, postage prepaid in the United States Mail; (ii) by facsimile with appropriate electronic confirmation, in which case notice shall be deemed received as of the date and time shown on such confirmation; or (iii) by nationally recognized overnight courier with signature confirmation, in which case notice shall be deemed upon actual receipt.

9.3 Assignment. This Agreement is non-transferable except as permitted in this paragraph. Either Party to this Agreement may assign its interest under this Agreement to any entity controlling, controlled by or under common control with such Party or an entity which is succeeding to the entire business of Company; provided, however, that either Party must assign its rights and obligations under this Agreement to any purchaser of all or substantially all of the assets of said Party, in which case the purchaser shall remain liable for all of such Party’s obligations hereunder.

9.4 Relationship of the Parties. Nothing in this Agreement is intended to create an exclusive business relationship between the Parties except as set out herein, nor will this Agreement be deemed or construed to constitute or create between the Parties a partnership, joint venture, agency, or other legal business entity.

9.5 Governing Law. This Agreement shall be governed by the laws of Delaware, without regard to conflicts of law principles. Venue for any dispute arising hereunder shall be as follows: (i) for suits, claims, and/or actions brought by OSI, venue shall be in the federal and/or state courts of competent jurisdiction located in Salt Lake City, Salt Lake County, Utah; and (ii) for suits, claims, and/or actions brought by Amedica, venue shall be in the federal and/or state courts of competent jurisdiction located in Bristol County, Massachusetts.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.6 Arbitration. If the Parties are unable to resolve any dispute arising out of or relating to the performance of this Agreement, such dispute shall be submitted to final and binding arbitration in accordance with the rules for commercial arbitration of the American Arbitration Association (the “AAA”) then in effect, before a three party panel of the AAA. Such arbitration proceedings shall take place in Boston, Massachusetts if initiated by Amedica and in Salt Lake City, Utah if initiated by OSI. Notwithstanding any rules of the AAA, the Parties shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure. One member of the panel shall be selected by Amedica, one member of the panel shall be selected by OSI, and Amedica and OSI shall agree upon the third member from a proposed list of panelists submitted by the AAA, or, if they cannot agree on the third member, either Party may request the two selected panel members to appoint the third member, which appointment shall be binding upon the Parties. The arbitrators shall issue a reasoned written decision together with their award. Judgment on any arbitration award may be entered in any court of competent jurisdiction.

9.7 Validity and Change in Law. Should any provision of this Agreement be rendered unlawful or invalid because of any existing or subsequently enacted law or by a decree or order of a court of last resort, the remaining provisions will continue in full force and effect. The Parties agree to negotiate in good faith to reform any provision rendered unlawful or invalid and to preserve, as nearly as possible, the original intent of the Parties with respect to such provision.

9.8 Force Majeure. If during the term of this Agreement an event of force majeure should prevent either Party from fulfilling its obligations, the Party so affected shall be excused from any liability for non-performance during the period of such force majeure; provided however, if such force majeure continues for more than [***] then either Party may terminate this Agreement. For purposes of this Agreement force majeure includes but is not limited to acts of God, war, acts of terrorism, civil unrest, natural disasters, and any other unforeseen and/or uncontrollable event which affects either Party’s ability to perform hereunder.

9.9 Waiver. Failure by one Party to notify the other Party of a breach of any provision of this Agreement shall not constitute a waiver of any continuing breach. Failure of one Party to enforce any of its rights under this Agreement shall not constitute a waiver of those rights. The waiver by either Party of a breach or violation of this Agreement, which waiver must be in writing and signed by the Party against whom the waiver is sought, shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or any other provision hereof.

9.10 Counterparts. This Agreement shall be executed in multiple counterparts, each considered an original for any and all purposes and all of which together shall constitute one and the same document.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date. Both Parties represent and warrant that the individuals signing on behalf of each Party have the requisite authority to bind their respective Party to each and every of the terms and conditions contained in this Agreement.

AMEDICA CORPORATION	ORTHOPAEDIC SYNERGY, INC.

/s/ Ben Shappley	/s/ Richard D. Nikolaev
Ben Shappley, Chief Executive Officer	Richard D. Nikolaev, Chief Executive Officer

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.